SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2005

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into A Material Definitive Agreement

The Company’s insurance subsidiaries (Philadelphia Indemnity Insurance Company, Philadelphia Insurance Company, Mobile USA Insurance Company and Liberty American Insurance Company) entered into on March 16, 2005, a Casualty Excess of Loss Reinsurance agreement effective January 1, 2005 through January 1, 2006. This agreement covers certain loss occurrences arising from coverage such as various types of fidelity, professional liability and/or fiduciary risk. This agreement provides $10.0 million of coverage excess of $1.0 million. The participating reinsurers are ACE Tempest Re US, Allied World Assurance Company, Ltd., Liberty Mutual Insurance Company and Max Re Ltd. The minimum cost of this reinsurance coverage is approximately $47.2 million and could increase based on the level of earned premium subject to this agreement.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp. (Registrant)
Dated: March 18, 2005	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer